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As filed with the Securities and Exchange Commission on March 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ZEBRA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675536
(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification Number)

333 Corporate Woods Parkway, Vernon Hills, Illinois 60061-3109, (847) 634-6700
(Address of Principal Executive Offices including Zip Code)

Zebra Technologies Corporation 1997 Stock Option Plan
(Full title of plans)

Edward L. Kaplan
333 Corporate Woods Parkway, Vernon Hills, Illinois 60061-3109, (847) 634-6700
(Name, address and telephone number of agent for service)

Copies to:

MATTHEW S. BROWN, ESQ.
MARK D. WOOD, ESQ.
Katten Muchin Zavis
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Class A Common Stock, $0.01 par value(3)	2,250,000 shares	$56.47	$127,057,500	$11,690

(1)
This registration statement also covers an indeterminate number of additional shares of Class A Common Stock which may be issued under the anti-dilution and other adjustment provisions of the Zebra Technologies Corporation 1997 Stock Option Plan pursuant to Rule 416(a) of the Securities Act of 1933.

(2)
Based upon the high and low sales prices of Zebra Technologies Corporation Class A Common Stock as reported on the Nasdaq National Market on March 15, 2002; these amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

(3)
Includes associated Class A Rights to purchase 1/10,000 of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share, of Zebra Technologies Corporation. Such rights initially attached to and trade with the Class A Common Stock. The value attributable to such Class A Rights, if any, is reflected in the market price of the Class A Common Stock.

INTRODUCTION

        This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Zebra Technologies Corporation 1997 Stock Option Plan is effective. In accordance with General Instruction E to Form S-8, the Company incorporates by reference the contents of the Company's Registration Statement on Form S-8, File No. 333-63009, filed with the Securities and Exchange Commission on September 4, 1998.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents previously filed with the SEC by Zebra Technologies Corporation are incorporated by reference into this registration statement:

  1.
  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

  2.
  The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 29, 2001;

  3.
  The Company's Current Reports on Form 8-K dated July 31, 2001 and March 13, 2002;

  4.
  The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 15, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and all amendments thereto and reports filed for the purpose of updating such description; and

  5.
  The description of the Class A Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Securities Exchange Commission on March 15, 2002 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits

4.1	Zebra Technologies Corporation 1997 Stock Option Plan, effective February 11, 1997, filed as Exhibit 10.23 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference
4.2
1st Amendment to the Zebra Technologies Corporation 1997 Stock Option Plan, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8, File No. 333-63009, as filed with the Securities and Exchange Commission on September 8, 1998, and incorporated herein by reference
4.3
Second Amendment to the Zebra Technologies Corporation 1997 Stock Option Plan, filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8, File No. 333-63009, as filed with the Securities and Exchange Commission on September 8, 1998, and incorporated herein by reference
4.4	Third Amendment to the Zebra Technologies Corporation 1997 Stock Option Plan

II-1

4.5
Form of Stock Option Agreement, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8, File No. 333-63009, as filed with the Securities and Exchange Commission on September 8, 1998, and incorporated herein by reference
4.6
Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3, File No. 333-33315, as filed with the Securities and Exchange Commission on August 11, 1997, and incorporated herein by reference
4.7	Bylaws of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference
4.8	Amendment to Bylaws of the Company, filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K, and incorporated herein by reference
4.9	Specimen stock certificate representing Class A Common Stock, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference
4.10
Rights Agreement, dated as of March 14, 2002, between the Company and Mellon Investor Services LLC, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on March 15, 2002, and incorporated herein by reference.
5	Opinion of Katten Muchin Zavis as to the legality of securities being registered (including consent)
23.1	Consent of KPMG LLP, independent public accountants
23.2	Consent of Katten Muchin Zavis (included in Exhibit 5)
24	Power of Attorney (included on the signature page of this registration statement)

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon Hills, State of Illinois, on March 19, 2002.

ZEBRA TECHNOLOGIES CORPORATION
By:	/s/ EDWARD L. KAPLAN Edward L. Kaplan Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Edward L. Kaplan, Charles R. Whitchurch and Matthew S. Brown, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 19, 2002.

Signatures	Title

/s/ EDWARD L. KAPLAN Edward L. Kaplan	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ GERHARD CLESS Gerhard Cless	Executive Vice President, Secretary and Director
/s/ CHARLES R. WHITCHURCH Charles R. Whitchurch	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ CHRISTOPHER G. KNOWLES Christopher G. Knowles	Director
/s/ DAVID P. RILEY David P. Riley	Director
/s/ MICHAEL A. SMITH Michael A. Smith	Director

INDEX TO EXHIBITS

Exhibits	Description
4.4	Third Amendment to the Zebra Technologies Corporation 1997 Stock Option Plan
5	Opinion of Katten Muchin Zavis as to the legality of the securities being registered (consent included)
23.1	Consent of KPMG LLP, independent public accountants
23.2	Consent of Katten Muchin Zavis (included in Exhibit 5)
24	Power of Attorney (included on the signature page of this registration statement)

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INTRODUCTION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS